UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

CORD BLOOD AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
 (Address of Principal Executive Office) (Zip Code)

(702) 914-7250
 (Registrant’s telephone number, including area code)
_______________________________

Copies to:
Joseph R. Vicente
1857 Helm Drive, Las Vegas, NV 89119
Phone: (702) 914-7250
Fax: (702) 914-7251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 8.01 is incorporated here by reference.

Item 8.01 Other Events.

On August 30, 2013, Cord Blood America, Inc. (the “Company”) filed a Complaint (the “Complaint”) in the United States District Court for the District of Utah, Central Division against Tonaquint, Inc. (“Tonaquint”) and St. George Investments, LLC (“St. George”) (collectively ”Defendants”), along with summonses in connection therewith, case number 2:13-cv-00806-PMW (the “Action”). The Company brought this legal action against the Defendants alleging Fraud in the Inducement, Breach of Agreement, Breach of Implied Covenant of Good Faith and Fair Dealing and Unjust Enrichment.  In particular, among other things, the Complaint alleges that Defendants have fraudulently induced the Company to enter into the June 27, 2012 Secured Convertible Promissory Note (“Tonaquint Note”), Securities Purchase Agreement (“Tonaquint Purchase Agreement”) and related documentation through misrepresentations including but by no means limited to: (i) representing that the Tonaquint Note would be consecutively amortized with the March 10, 2011 Secured Convertible Promossory Note issued to St. George by the Company (“St. George Note”), and that these would not become due and owing simultaneously, and (ii) that the St. George Note would be replaced by an amended note to be paid off according to a set amortization schedule. The Complaint, which was previously filed as exhibit 99.1 to our Form 8-K filed on September 3, 2013, is hereby incorporated by reference to this current report on Form 8-K.

The Company seeks relief in the form of rescission or reformation of the Tonaquint Note, St. George Note, the Warrant issued to St. George as part of the March 10, 2011 transaction, as well as related agreements and documents, an order enjoining Defendants from foreclosing on the Notes or selling the Company’s assets, punitive and other damages in an unspecified amount, costs, attorneys’ fees, interest and such other relief as the Court deems just and proper.

Subsequently, on September 25, 2013, Defendants each filed their Answer and Counterclaim in the Action.  In their Counterclaims, Defendants allege causes of action against the Company for Breach of the March 10, 2011 Note and Warrant Purchase Agreement between St. George and the Company (“SGI Purchase Agreement”), Breach of the Tonaquint Purchase Agreement and Tonaquint Note, Breach of the Implied Covenant of Good Faith and Fair Dealing, and Unjust Enrichment. Defendants claim that the Company purportedly breached the SGI Purchase Agreement, Tonaquint Purchase Agreement, and Tonaquint Convertible Note, by, among other things, failing to maintain a share reserve, failing to increase the number of authorized shares, failing to call or hold a meeting to increase the authorized shares of Common Stock of the Company, and failing to make installment payments under the Tonaquint Convertible Note.

Defendants seek relief in the form of damages in an unspecified amount and an order from the Court requiring the Company to establish and maintain a share reserve for the benefit of the Defendants, along with costs, attorneys’ fees and such other relief as the Court deems just and proper.

A copy of the Answer and Counterclaim documents are furnished as Exhibits 99.1 and 99.2 to this current report on Form 8-K and are incorporated herein by reference.  The Company believes the Counterclaims lack merit and will vigorously defend itself against the claims set forth therein.

Also on September 25, 2013, the Company received from Tonaquint a Notice of Disposition of Collateral advising of Tonaquint’s intent to sell all assets of the Company at a public auction on November 4, 2013 at 11:00 a.m. PST at 1857 Helm Drive, Las Vegas, Nevada, 89119.  The Company disagrees with Tonaquint’s allegations as set forth above and in the Complaint and does not believe Tonaquint is entitled to the above-referenced relief.  The Company intends to vigorously defend itself against Tonaquint’s attempt to sell these assets, as well as Defendants' counterclaims in general, and will continue to take legal action to protect the interests of the Company and its shareholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.                      Description

99.1	Answer and Counterclaim filed by Tonaquint, Inc. on September 25, 2013.

99.2	Answer and Counterclaim filed by St. George Investments, LLC on September 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
(Registrant)

Date: October 1, 2013	By:	/s/ Joseph R. Vicente
Joseph R. Vicente
Chairman and President